[Graphic Omitted]
    [NUMBER]                                                         [SHARES]
               INCORPORATED UNDER THE LAWS OF THE STATE OF TEXAS



                              GameHappy.com, Inc.

                  AUTHORIZED TO ISSUE 70,000,000 COMMON SHARES


     50,000,000 COMMON SHARES                   20,000,000 PREFERRED SHARES
      Par Value $0.001 each                      Par Value $1.00 each


                                    SPECIMEN COPY
This Certifies that ___________________________________________  is the owner of
                            FOR YOUR RECORDS
___________________________________________ fully paid and non-assessable Shares of the Common shares of GaneHappy.com, Inc.

transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

         In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the Corporation.

                              this ______________ day of ____________A.D._______


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